UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2006

MORGAN BEAUMONT, INC.

(Exact name of Registrant as specified in charter)

NEVADA	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6015 31st Street East, Bradenton, FL 34203

(Address of principal executive offices)

Registrant's Telephone Number, Including Area Code: 941-753-2875

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions (see General Instructions A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(cf) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8 Other Events.

(a) Agreement with Salzwedel Financial Communication

On June 27, 2006, we entered into an Agreement with Salzwedel Financial Communication, Inc. ("SFC") for investor relations services. We will issue to SFC a commencement bonus of One Million Eight Hundred Thousand (1,800,000) shares of our common stock that will be restricted for a period of no more than 12 months and pay a monthly fee to SFC for services rendered. A copy of this agreement is attached hereto as Exhibit 8.1.1.

(b) Agreement with Frontier Capital Partners

On June 28, 2006, we entered into an Agreement with Frontier Capital Partners, Inc. ("FCP") for investor relations services. We will issue to FCP Three Hundred Fifty Thousand (350,000) shares of our common stock that will be restricted for a period of no more than 12 months for the services rendered by FCP. A copy of this agreement is attached hereto as Exhibit 8.1.2.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN BEAUMONT, INC.

By:	/s/ Clifford Wildes
Print:	Clifford Wildes
Title:	CEO, Treasurer and Director
Dated:	July 13, 2006

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
8.1.1.	Agreement with Salzwedel Financial Communication
8.1.2.	Agreement with Frontier Capital Partners

3